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                                                                   EXHIBIT 10.21


                  WARRANT AGREEMENT, dated as of November 24, 1999 (the "Agreement"), between WeightWatchers.com, Inc., a Delaware corporation (the "Company"), and Weight Watchers International, Inc., a Virginia corporation ("WWI").


                              W I T N E S S E T H :

                  WHEREAS, WWI has agreed to loan the Company up to an aggregate principal amount of $10.0 million (the "Loan") pursuant to the terms of the Note attached hereto as Exhibit A; and

                  WHEREAS, in order to induce WWI to make the Loan, the Company has agreed to enter into this Agreement and issue 60,246 Warrants to WWI.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company and the Holders (as defined below), the parties hereto agree as follows:

                  SECTION 1. DEFINED TERMS.

                  1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Cashless Exercise" has the meaning specified in Section 3.2 hereof.

                  "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value (as defined below) per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of Common Stock on the Exercise Date.
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                  "Combination" has the meaning specified in Section 4.1(d)
         hereof.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Current Market Value," per share of Common Stock or any other security at any date, means (i) if the security is not registered under the Exchange Act, the fair market value of the security (without any discount for lack of liquidity, the amount of such security offered to be purchased or the fact that such securities may represent a minority interest in a private company or a company under the control of another Person) as determined in good faith by the Board and certified in a board resolution that is delivered to the Holders, and, if requested by the Majority Holders, determined to be fair, from a financial point of view, to the holders of such security or another security exercisable for such security, by an Independent Financial Expert (as set forth in such Independent Financial Expert's written fairness opinion); or (ii) if the security is registered under the Exchange Act, the average of the last reported sale price of the security (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available (provided, however, that if the closing bid price is not determinable for at least 10 Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act). The Company shall pay the fees and expenses of any Independent Financial Expert in the determination of Current Market Value.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

                  "Exercise Date" means the date on which a Warrant is exercised by the Holder thereof.

                  "Exercise Price" means the purchase price per Warrant Share to be paid upon the exercise of each Warrant, which price shall be $500.00 per Warrant Share as adjusted in accordance with the terms hereof.

                  "Expiration Date" means November 24, 2009.

                  "Holder" means the holder of a Warrant, which shall initially be WWI.

                  "Independent Financial Expert" means a nationally recognized investment bank that does not (and whose directors, executive officers and 5% stockholders do not) have a direct or indirect financial interest in the Company, the Holders, or any of their respective subsidiaries or Affiliates, which has not been for at least five years, and at the time it is
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                                                                              3


         called upon to give independent financial advice to the Company is not (and none of its directors, executive officers or 5% stockholders is), a promoter, director, or officer of the Company, the Holders or any of their respective subsidiaries or Affiliates. The Independent Financial Expert may be compensated and indemnified by the Company for opinions or services it provides as an Independent Financial Expert.

                  "Issue Date" means November 24, 1999, the date on which the Warrants are first issued.

                  "Majority Holders" means the Holders of a majority of the then outstanding Warrants.

                  "Officer" means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Repurchase Price" means, in respect of a Warrant, (i) the excess of the Current Market Value of a share of Common Stock of the Company over the Exercise Price per share of Common Stock, multiplied by (ii) the number of Warrant Shares that would be obtained if one Warrant was exercised on the date of repurchase.

                  "Right" has the meaning specified in Section 4.1(g) hereof.

                  "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder.

                  "Successor Company" has the meaning specified in Section 4.1(d) hereof.

                  "Warrant Certificates" means the certificates evidencing the Warrants to be delivered pursuant to this Agreement, substantially in the form of Exhibit B hereto.

                  "Warrant Registrar" has the meaning specified in Section 2.3 hereof.

                  "Warrant Shares" has the meaning specified in Section 2.1 hereof.

                  "Warrants" shall mean the Warrants issued hereunder and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  1.2 Rules of Construction. Unless the text otherwise required.
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                                                                               4


                           (i) a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles ("U.S. GAAP") as in effect from time to time;

                           (iii) "or" is not exclusive;

                           (iv) "including" means including, without limitation; and

                           (v) words in the singular include the plural and words in the plural include the singular.

                  SECTION 2. ISSUANCE, FORM, EXECUTION, DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES.

                  2.1 Issuance of Warrants. Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) one share of Common Stock of the Company (the shares purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares," subject to adjustment as provided in Section 4 hereof).

                  2.2 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by one Officer of the Company. Such signatures may be the manual or facsimile signatures of the present or any future such Officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate.

                  In case any Officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such Officer before the Warrant Certificate so signed shall be delivered by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the Person who signed such Warrant Certificate had not ceased to be such Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper Officers of the Company, although at the date of the execution and delivery of this Agreement any such Person was not such an Officer.

                  2.3 Registration, Registration of Transfers and Exchanges. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided herein. Each person designated by the Company from time to time as a Person authorized to register the
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                                                                               5



transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Warrant Registrar." The Company hereby initially appoints itself as Warrant Registrar. Upon written notice to the Holders and any acting Warrant Registrar, the Company may appoint a successor Warrant Registrar for such purposes.

                  The Company will at all times designate one Person (who may be the Company and who need not be a Warrant Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Company will act as such repository unless and until some other Person is, by written notice from the Company to the Holders and the Warrant Registrar, designated by the Company to act as such. In the event the Warrant Registrar is not the repository, the Company shall cause the Warrant Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by the Warrant Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

                  When Warrants are presented to the Company with a request to register the transfer of the Warrants or exchange Warrants for an equal number of Warrants of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth herein for such transactions are met; provided, however, that the Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company, duly executed by the holder thereof or by his attorney, duly authorized in writing.

                  All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

                  2.4 Form of Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit B attached hereto. Such Warrant Certificates shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be decreased or increased, as appropriate. Any endorsement of a Warrant Certificate to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Company in accordance with instructions given by the holder thereof.

                  2.5  Restrictive Legends.

                  The Warrant Certificates shall bear the following legend (the "Private Placement Legend") on the face thereof:
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                                                                               6



                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  2.6 Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange, and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change such designation, as it may deem desirable or expedient. The Company will give to the Holders and the Warrant Registrar written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates its office at the address set forth in Section 6.1, as the initial agency maintained for such purpose.

                  2.7 Cancellation. All Warrant Certificates surrendered for the purpose of exercise (in whole or in part), exchange, substitution or transfer shall, if surrendered to the Company or to any of its agents, be delivered to the Company for cancellation or in cancelled form, or if surrendered to the Company shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. If the Company purchases or acquires Warrants and if the Company so chooses, the Company may cancel and retire the Warrant Certificates evidencing said Warrants.

                  2.8 Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company (or any agent of the Company if requested by the Company) of evidence satisfactory to it of the loss, theft, destruction, defacement or mutilation of any Warrant Certificate and of indemnity satisfactory to it (which may include posting a bond) and, in the case of mutilation or defacement, upon surrender thereof to the Company for cancellation, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or
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                                                                               7



destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this
Section 2.8 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

                  SECTION 3. TERMS OF WARRANTS; EXERCISE OF WARRANTS.

                  3.1 Exercise Period. Subject to the terms of this Agreement, each Holder shall have the right until 5:00 p.m., New York City time, on the Expiration Date to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                  The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of the outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date; provided, however, that the failure by the Company to give such notice as provided in this Section shall not affect such termination and becoming void of the Warrants as of 5:00 p.m., New York City time, on the Expiration Date.

                  3.2 Manner of Exercise. A Warrant may be exercised at any time prior to the Expiration Date upon (i) surrender to the Company of the Warrant Certificates, together with the form of election to purchase properly completed and executed by the Holder thereof and (ii) payment to the Company of the Exercise Price for each share of Common Stock or other securities issuable upon exercise of such Warrants. The Exercise Price may be paid (i) in cash or by certified or official bank check or by wire transfer to an account designated by the Company for such purpose (a "Cash Exercise") or (ii) without the payment of cash, by reducing the number of shares of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio. An exercise of a
Warrant in accordance with clause (ii) of the immediately preceding sentence is herein called a "Cashless Exercise." In the event of a Cashless Exercise of Warrants, the Company will purchase from the Holder thereof such number of Warrants as would have entitled the Holder thereof to receive the excess of the number of shares of Common Stock deliverable upon a Cash Exercise over the number of shares of Common Stock deliverable upon a Cashless Exercise, for a purchase price equal to the Exercise Price multiplied by the excess of the number of shares of Common Stock purchasable
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                                                                               8



upon a Cash Exercise over the number of shares of Common Stock purchasable upon a Cashless Exercise. The Company agrees to offset the purchase price referred to in the immediately preceding sentence with the obligation to pay the Exercise Price in respect of the shares of Common Stock deliverable upon a Cashless Exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Upon surrender of the Warrant Certificate and payment of the Exercise Price in accordance with this Agreement, the Company will issue shares of Common Stock of the Company for each Warrant evidenced by such Warrant Certificate, subject to adjustment as described herein. Whenever there occurs a Cashless Exercise, the Company shall deliver to the Holder a certificate setting forth the Cashless Exercise Ratio.

                  3.3 Issuance of Warrant Shares. Subject to Section 2.8, upon the surrender of Warrant Certificates and payment of the Exercise Price, as set forth above, the Company shall issue shares of Common Stock in such name or names as the Holder may designate, for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.4 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such shares of Common Stock shall be deemed to have been issued and any Person so designated shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price or upon a Cashless Exercise.

                  The Company hereby agrees that no service charge will be made for registration of transfer or exchange upon surrender of any Warrant Certificate at the office maintained for that purpose. Holders may be required to make payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant Certificates.

                  3.4 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.4, be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, at its option, pay an amount in cash equal to the Current Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction.

                  3.5 Sufficient Authorized Share Capital.
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         The Company has and will maintain an authorized share capital sufficient for the issuance of such number of shares of Common Stock as will be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when issued and paid for in accordance with the Warrant Agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all liens, charges and security interests with respect to the issue thereof.

                  3.6 Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and the Warrant Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

                  4.1 Adjustments. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of Warrants shall be subject to adjustment from time to time as follows:

                  (a) Changes in Shares of Common Stock. In the event that at any time or from time to time after the date hereof the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted (including by adjusting the definition of "Warrant Shares") so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of shares of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.1(a) shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) Cash Dividends and Other Distributions. In case at any time or from time to time after the date hereof the Company shall distribute to holders of shares of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 4.1(a) or (y) any rights, options, warrants or securities described in Section 4.1(c)) then the number of Warrant Shares purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable immediately prior to the record date upon exercise of each Warrant by a fraction, the numerator of which shall be the sum of (x) any cash distributed per Warrant Share and (y) the Current Market Value of the portion, if any, of the distribution applicable to one Warrant Share consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights and the denominator of which shall be the Current Market Value of the shares of Common Stock comprising one Warrant Share immediately after such dividend or other distribution. Such adjustment shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.1(b) if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of shares of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.1(b) which shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of each Warrant.

                  (c) Rights Issue. In the event that at any time or from time to time after the date hereof the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, shares of Common Stock to all holders of shares of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into shares of Common Stock within 60 days after the record date for such issuance, sale, distribution or other grant, as the case may be, and the sum of (a) the offering price of such right, option, warrant or other security (on a per share basis) and (b) any subscription, purchase, conversion or exchange price per share of Common Stock (the "Consideration") is lower at the record date for such issuance than the then Current Market Value per share of such Common Stock, the number of shares of Common Stock thereafter purchasable shall be increased to a number determined by multiplying the number of shares of Common Stock issuable immediately prior to the record date upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate of the Consideration with respect to such issuance, sale, distribution or other grant. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities; provided however, that the Company is not required to make an adjustment pursuant to this Section 4.1(c) if the Company shall make the same distribution to Holders of Warrants. No adjustment shall be made pursuant to this Section 4.1(c) which shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of each Warrant.

                  If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, shares of Common Stock subject to this Section 4.1(c), the consideration allocated to each such security shall be determined in good faith by the Board.

                  (d) Combination; Liquidation. (i) Except as provided in clause
(ii) below, in the event of certain consolidations, mergers or demergers of the Company, or the sale of all or substantially all of the assets of the Company to another Person (a "Combination"), each Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such Combination had the Warrants been exercised immediately prior thereto. Unless clause (ii) is applicable to a Combination, if any Warrants shall be outstanding after a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Holders confirming the Holders' rights pursuant to this
Section 4.1(d) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
4. The provisions of this Section 4.1(d) shall similarly apply to successive Combinations involving any Successor Company.

                  (ii) In the event of (A) a Combination, and, in connection therewith, the consideration payable to the holders of shares of Common Stock in exchange for their shares is payable solely in cash or (B) a dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of shares of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of holders thereof will cease.

                  (iii) In the case of any such Combination, the surviving or acquiring Person as described in this Section 4.1(d) and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall promptly pay to the Holders of the Warrants the amounts to which they are entitled as described above upon surrender of the Warrant Certificates. The Company shall make payment to the Holders by delivering a check, or by wire transfer of same- day funds, in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

                  (e) Tender Offers; Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall, within 10 Business Days of the expiry of such tender offer or exchange offer, offer to purchase Warrants for comparable consideration per share of Common Stock based on the number of shares of Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants (the "Offer") (such amount less the Exercise Price in respect of such share, the "Per Share Consideration"); provided, however, if a tender offer is made for only a portion of the outstanding shares of Common Stock, then such offer shall be made for such shares of Common Stock issuable upon exercise of the Warrants in the same pro rata proportion.

                  The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase such Warrants for the applicable Per Share Consideration.

                  (f) Other Events. If any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

                  (g) When No Adjustment Required. Without limiting any other exception contained in this Section 4.1, and in addition thereto, no adjustment need be made for:

                           (i) (A) grants to, exercises of Rights by, or issuances of equity securities to employees, directors, consultants or advisors of the Company or any of its subsidiaries and (B) exercises of Rights by, or issuances of equity securities in connection with Rights previously issued to former employees, former directors, former consultants (to the extent that all such securities, other than those permitted by clause (ii) below, do not have an aggregate value in excess of 15% of the equity value of the Company on a fully diluted basis, as determined in good faith by the Board). As used herein, "Right" shall mean any right, option, warrant or convertible or exchangeable security containing the right to subscribe for or acquire one or more shares of Common Stock, excluding the Warrants;

                           (ii) options, warrants or other agreements or rights to purchase capital stock of the Company entered into or granted prior to the date of the issuance of the Warrants or any issuance of capital stock pursuant thereto or in connection therewith;

                           (iii) bona fide public offerings or private placements;

                           (iv) rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends or interest; and

                           (v) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa).

                  (h) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted, as provided under this Section 4, the Exercise Price per share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $0.01) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Following any adjustment to the Exercise Price pursuant to this Section 4, the amount payable, when adjusted, shall never be less than the par value per share of Common Stock at the time of such adjustment.

                  If after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between such classes of shares in a manner that the Board deems fair and equitable to the Holders. After such allocation, the exercise privilege and the Exercise Price of each class of shares shall thereafter be subject to adjustment on terms comparable to those applicable to shares of Common Stock under this
Section 4.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  4.2 Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Section 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1(a)) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                  4.3 Minimum Adjustment. The adjustments required by the preceding Sections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1(a)) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
Section 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 4, fractional interests in shares of Common Stock shall be taken into account to the nearest one-hundredth of a share.

                  4.4 Notice of Adjustment. Whenever the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Holders a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly deliver a copy of such certificate to each Holder.

                  4.5 Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its shares of Common Stock or to make any other distribution to the holders of its shares of Common Stock, (b) to offer the holders of its shares of Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its shares of Common Stock, capital reorganization or Combination or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 4.1(e), the Company shall within 5 Business Days of making such proposal, tender offer or exchange offer send to the Holders a notice of such proposed action or offer, such notice to be mailed by the Company to the Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of shares of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the shares of Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least 10 Business Days prior to the record date for determining holders of the shares of Common Stock for purposes of such action and, in the case of any other such action, at least 20 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of Common Stock, whichever shall be the earlier.

                  4.6 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Section 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                  4.7 Challenge to Good Faith Determination. Whenever the Board shall be required to make a determination in good faith of the Current Market Value of any item under Section 4, such determination may be challenged in good faith by the Majority Holders.

                  4.8 Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and a repurchase thereof and designation of such shares as treasury stock shall be deemed to be a redemption thereof for the purposes of this Agreement.

                  SECTION 5. HOLDERS' RIGHTS AND OBLIGATIONS.

                  5.1 Registration Rights. The parties hereby agree and acknowledge that the Holders will have registration rights with respect to Warrant Shares in accordance with the provisions of the Registration Rights Agreement, dated as of September 29, 1999, among the Company, WWI, H.J. Heinz Company ("Heinz") and Artal Luxembourg S.A. ("Artal").

                  5.2 Other Rights and Obligations. The parties hereby agree that the Warrants shall have the rights and be subject to the obligations set forth in the Stockholders' Agreement, dated as of September 29, 1999 (the "Stockholders' Agreement"), among the Company, WWI, Heinz and Artal with respect to shares of Common Stock held by WWI. The parties hereby agree and acknowledge that the Warrant Shares shall accordingly be subject to the provisions of the Stockholders' Agreement.

                  SECTION 6. MISCELLANEOUS.

                  6.1 Notices to the Company and WWI. Any notice or demand authorized by this Agreement to be given or made by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made (i) five business days after deposited in the mail, first class or registered, postage prepaid, (ii) one business day after being timely delivered to a next-day air courier or (ii) when receipt is acknowledged by the addressee, if telecopied, addressed (until another addresses is filed in writing by the Company with the Holders), as follows:

                            WeightWatchers.com, Inc.
                            c/o The Invus Group, Ltd.
                            135 East 57th Street
                            New York, New York 10022
                            Attention:  Chris Sobecki and Phillipe Amouyal
                            Telecopy: (212) 371-1829

                            with a copy to:

                            Simpson Thacher & Bartlett
                            425 Lexington Avenue
                            New York, New York 10017
                            Attention: Robert E. Spatt, Esq.
                            Telecopy: (212) 455-2502

                  Any notice pursuant to this Agreement to be given by the Company to any Holder shall be sufficiently given or made (i) five business days after deposited in the mail, first-class or registered, postage prepaid, (ii) one business day after being timely delivered to a next-day air courier or (ii) when receipt is acknowledged by the addressee, if telecopied, addressed (until another or additional address is filed in writing by a Holder with the Company) to the Holder as follows:

                             Weight Watchers International, Inc.
                             175 Crossways Park West
                             Woodbury, New York 11797
                             Attention: General Counsel
                             Telecopy: (516) 390-1719

                             with a copy to:

                             Simpson Thacher & Bartlett
                             425 Lexington Avenue
                             New York, New York 10017
                             Attention: Robert E. Spatt, Esq.
                             Telecopy: (212) 455-2502

                  6.2 Amendments. Except as set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of the Company and each Holder; provided that the Company and the Majority Holders may amend or waive this Agreement except to the extent such waiver or amendment would constitute an adverse amendment or waiver to a non-consenting Holder's rights hereunder in a material respect.

                  6.3 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  6.4 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

                  6.5 Termination. This Agreement (other than the Company's obligations with respect to Warrants previously exercised and the Company's and the Holders' rights and obligations set forth in Sections 5.1 and 5.2) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

                  6.6 Governing Law. THIS WARRANT AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  6.7 Jurisdiction; Venue. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

                  6.8 Benefits of This Agreement. (a) Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders of any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

                  (b) Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company, to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

                  6.9 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  6.10 Table of Contents. The table of contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  6.11 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        WEIGHTWATCHERS.COM, INC.



                                        By:  /s/ Philippe Amouyal
                                           ------------------------------------
                                           Name:   Philippe Amouyal
                                           Title:  President



                                        WEIGHT WATCHERS INTERNATIONAL, INC.



                                        By:  /s/ Robert W. Hollweg
                                           ------------------------------------
                                           Name:   Robert W. Hollweg
                                           Title:  Vice President and Secretary

                                                                       EXHIBIT A



                                 [Form of Note]

                                                                       EXHIBIT B



                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No. ___                                                           _____ Warrants


                               WARRANT CERTIFICATE

                            WEIGHTWATCHERS.COM, INC.


                  THIS CERTIFIES THAT, Weight Watchers International, Inc., a Virginia corporation ("WWI"), is the owner of _____ Warrants (the "Warrants") as described above, transferable only on the books of WeightWatchers.com, Inc., a Delaware corporation (the "Company"), by the holder thereof in person or by his or her duly authorized attorney, on surrender of the Certificate properly endorsed. Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement, dated as of November __, 1999 (the "Warrant Agreement"), between the Company and WWI, to purchase from the Company, one Warrant Share per Warrant at the exercise price per share of $500.00 (the "Exercise Price"), or by Cashless Exercise. This Warrant is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. This Warrant Certificate shall terminate and become void as of 5:00 p.m. on November __, 2009 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on behalf of the Company on the date set forth below.

Dated: November __, 1999


                                          WEIGHTWATCHERS.COM, INC.



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]



                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company c/o The Invus Group, Ltd., 135 East 57th Street, New York, New York 10022.

                  Warrants may be exercised at any time until 5:00 p.m., New York City time on the Expiration Date. Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price (i) in cash to the Company at the office of the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of same-day funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrants would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

                  The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted.

                  In the event the Company enters into a Combination following which this Warrant remains outstanding, the Holder hereof will be entitled to receive upon exercise of the Warrants the shares of capital stock or other securities or other property of such surviving entity as such Holder would have been entitled to receive upon or as the result of such Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of shares of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of shares of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

                  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 3.6 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to the exercise of the Warrants or the Warrant Shares.

                  Upon any partial exercise of the Warrants, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the Warrant Shares as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. In the event any fractional Warrant Shares would have to be issued upon the exercise of the Warrants, the Company may, at its option, pay an amount in cash equal to the Current Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, in lieu of issuing such fractional share.

                  The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

                  The Holder of this Warrant Certificate may be deemed and treated by the Company as the absolute owner of the Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                                   [     ]


                  The undersigned hereby irrevocably elects to exercise ____________ Warrants at an exercise price per Warrant Share of $________ to acquire an equal number of Warrant Shares on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to WeightWatchers.com, Inc., and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ________________, ____


                                      _______________________________(1)
                                      (Signature of Owner)


                                      _______________________________
                                      (Street Address)


                                      _______________________________
                                      (City) (State) (Zip Code)



_____________
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Securities and/or check to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

--------------------------------------------------------------------------------




                                WARRANT AGREEMENT



                          Dated as of November 24, 1999


                                     between


                            WEIGHTWATCHERS.COM, INC.


                                       and


                       WEIGHT WATCHERS INTERNATIONAL, INC.





--------------------------------------------------------------------------------

                                WARRANT AGREEMENT
                                TABLE OF CONTENTS


                                                                                       Page

SECTION 1     Defined Terms..... ....................................................    1

  1.1    Certain Definitions .......................................................     1
  1.2    Rules of Construction .....................................................     4

SECTION 2     Issuance, Form, Execution, Delivery and Registration of
              Warrant Certificates .................................................     4

  2.1    Issuance of Warrants ......................................................     4
  2.2    Execution of Warrant Certificates .........................................     4
  2.3    Registration, Registration of Transfers and Exchanges .....................     5
  2.4    Form of Warrant Certificates ..............................................     5
  2.5    Restrictive Legends .......................................................     6
  2.6    Offices for Exercise, etc .................................................     6
  2.7    Cancellation ..............................................................     6
  2.8    Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates ........     6

SECTION 3     Terms of Warrants; Exercise of Warrants ..............................     7

  3.1    Exercise Period ...........................................................     7
  3.2    Manner of Exercise ........................................................     7
  3.3    Issuance of Warrant Shares ................................................     8
  3.4    Fractional Warrant Shares .................................................     8
  3.5    Sufficient Authorized Share Capital .......................................     9
  3.6    Payment of Taxes ..........................................................     9

SECTION 4     Adjustment of Exercise Price and Number of Warrant Shares Issuable....     9

  4.1    Adjustments ...............................................................     9
  4.2    Superseding Adjustment ....................................................    13
  4.3    Minimum Adjustment ........................................................    14
  4.4    Notice of Adjustment ......................................................    14
  4.5    Notice of Certain Transactions ............................................    14
  4.6    Adjustment to Warrant Certificate .........................................    15
  4.7    Challenge to Good Faith Determination .....................................    15
  4.8    Treasury Stock ............................................................    15

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
                                                                                       Page

SECTION 5     Holders' Rights and Obligations ......................................    15

  5.1    Registration Rights .......................................................    15
  5.2    Other Rights and Obligations ..............................................    15

SECTION 6     Miscellaneous ........................................................    16

  6.1    Notices to the Company and WWI ............................................    16
  6.2    Amendments ................................................................    17
  6.3    Severability ..............................................................    17
  6.4    Successors ................................................................    17
  6.5    Termination ...............................................................    17
  6.6    Governing Law .............................................................    17
  6.7    Jurisdiction; Venue .......................................................    17
  6.8    Benefits of This Agreement ................................................    17
  6.9    Counterparts ..............................................................    18
  6.10   Table of Contents .........................................................    18
  6.11   MUTUAL WAIVER OF JURY TRIAL ...............................................    18


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
                                                                            Page


EXHIBITS

EXHIBIT A     -   Form of Note

EXHIBIT B     -   Form of Warrant Certificate



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